Exhibit 99.1

Innoviva Sells 15% Economic Stake in Theravance Respiratory Company to Royalty Pharma for approximately $282 million plus full ownership of existing equity investments and the potential for $50 million milestone payment

•	Innoviva to receive approximately $282 million in cash up front with potential $50 million milestone payment
•	Innoviva to retain TRC’s full ownership in attractive private investments

BURLINGAME, Calif.,  July 13, 2022 -- Innoviva, Inc. (Nasdaq: INVA) (“Innoviva”), a diversified holding company with a portfolio of royalties and a growing portfolio of innovative healthcare assets, today announced that the company has entered into an agreement to sell its 15% economic stake in Theravance Respiratory Company LLC (“TRC”), which receives royalties stemming from sales of TRELEGY® ELLIPTA®, to Royalty Pharma plc (NASDAQ: RPRX) for an upfront cash payment of $282 million and a potential $50 million contingent sales-based milestone payment. Under the terms of the agreement, TRC also transferred to Innoviva all of TRC’s ownership interests and investments in InCarda Therapeutics Inc., ImaginAb, Inc., Gate Neurosciences, Inc. and Nanolive SA. Innoviva retained its royalty rights with respect to ANORO® ELLIPTA® and RELVAR®/BREO® ELLIPTA®.  The sale is expected to close in July 2022.

Theravance Biopharma, Inc. (“Theravance Biopharma”) has entered into a concurrent transaction to sell its 85% economic interest in TRC to Royalty Pharma. As a part of the transaction, Innoviva, Theravance Biopharma and GSK signed customary release of claims relating to conduct prior to the closing, including with respect to prior disputes regarding TRC’s investment activity.

“We are very pleased to have entered into this agreement with Royalty Pharma, a market leader in healthcare royalty acquisitions,” said Pavel Raifeld, Chief Executive Officer of Innoviva.  Mr. Raifeld added, “this transaction allows us to capture an attractive valuation for our share of TRELEGY® ELLIPTA® economics, enhances our cash position at a time of meaningful market dislocations, and demonstrates our continued commitment to leaving no stone unturned in our efforts to maximize shareholder value. We look forward to continuing our long-standing collaboration with GSK for RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.”

Willkie Farr & Gallagher LLP served as legal advisor and Moelis & Company LLC served as financial advisor to Innoviva.  Torreya Partners served as the financial advisor to TRC in connection with its investments in InCarda Therapeutics, ImaginAb, Gate Neurosciences and Nanolive.

About Innoviva

Innoviva is a diversified holding company with a portfolio of royalties and other healthcare assets. Innoviva’s royalty portfolio includes respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and, formerly, TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GSK group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties, and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, formerly, TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items; the impact of the novel coronavirus (“COVID-19”). Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Innoviva Contacts:
Argot Partners
(212) 600-1902
innoviva@argotpartners.com